EXHIBIT 5.1

Dykema Gossett PLLC Weston Centre 112 E. Pecan Street, Suite 1800 San Antonio, TX 78205 www.dykema.com Tel: (210) 554-5500 Fax: (210) 226-8395

August 18, 2022

bioAffinity Technologies, Inc. 22211 W Interstate 10, Suite 1206 San Antonio, Texas 78257

Gentlepersons:

We have acted as legal counsel to bioAffinity Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (File No. 333-264463) on Form S-1, as amended by Amendments Nos. 1, 2, 3, 4, 5, and 6 thereto (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), including a related prospectus included in the Registration Statement (the “Prospectus”), covering an underwritten public offering of (i) up to 1,285,325 Units (the “Units”), each Unit consisting of (a) one share of common stock of the Company, par value $0.007 per share (“Common Stock”), (b) one tradeable warrant (a “Tradeable Warrant”) exercisable for the purchase of one share of Common Stock, and (c) one non-tradeable warrant (a “Non-tradeable Warrant”; together with each Tradeable Warrant, the “Warrants”) exercisable for the purchase of one share of Common Stock; (ii) a warrant to purchase up to 25,707 shares of Common Stock (the “Representative’s Warrant”); (iii) a warrant to purchase up to 29,464 shares of Common Stock (the “Placement Agent’s Warrant”); and (iv) up to an additional 192,799 shares of Common Stock (the “Option Shares”), up to 192,799 Tradeable Warrants (the “Option Tradeable Warrants”), and up to 192,799 Non-tradeable Warrants (the “Option Non-tradeable Warrants,” and together with the Option Tradeable Warrants, the “Option Warrants”), any or all of which may be sold pursuant to the exercise of an over-allotment option granted to the underwriters.

In connection with this opinion, we have: (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect, (c) the forms of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.3 and 3.6 to the Registration Statement, respectively, each of which is to be in effect prior to the closing of the offering contemplated by the Registration Statement, and (d) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including without limitation, the forms of Tradeable Warrant, Non-tradeable Warrant, Representative’s Warrant, Placement Agent’s Warrant and underwriting agreement most recently filed as exhibits to the Registration Statement; and (ii) assumed that (a) the Common Stock will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof, and (b) the Amended and Restated Certificate of Incorporation referred to in clause (i)(c) is filed with the Secretary of State of the State of Delaware before issuance of the Common Stock.

We have assumed the genuineness of all signatures, and the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents by all persons other than by the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

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Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	Units. When the Registration Statement becomes effective and when the offering is completed as contemplated by the Registration Statement and Prospectus and according to the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the Units will be valid and legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.

Common Stock. When the Registration Statement becomes effective and when the Common Stock, included as part of the Units, and/or the Option Shares are issued and delivered against payment therefor as contemplated by the Registration Statement and according to the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Common Stock and the Option Shares will have been duly authorized by all necessary corporate action of the Company, and the shares of Common Stock and Option Shares will be duly authorized and validly issued and will be fully paid and nonassessable.

3.	Warrants and Option Warrants. When the Registration Statement becomes effective, and when the Warrant Agent Agreement between the Company and VStock Transfer, LLC has been duly executed and delivered and the Warrants underlying the Units and/or the Option Warrants are duly executed, issued, delivered and paid for as part of the Units or exercise of the over-allotment option, as applicable, as contemplated by the Warrant Agent Agreement, the Registration Statement and the Prospectus and according to the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, such Warrants and Option Warrants will be valid and legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agent Agreement; (e) with respect to the Common Stock underlying the Warrants and/or the Option Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Warrants and Option Warrants, of the Company may cause the Warrants or Option Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Warrant Agent Agreement) will not be adjusted to an amount below the par value per share of the Common Stock.

4.	Representative’s Warrant and Placement Agent’s Warrant. When the Registration Statement becomes effective, and when the Representative’s Warrant and the Placement Agent’s Warrant are duly executed, issued, and delivered as contemplated by the Registration Statement and the Prospectus, such Representative’s Warrant and Placement Agent’s Warrant will be a valid and legally binding obligation of the Company enforceable in accordance with its terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agent Agreement; (e) with respect to the Common Stock underlying the Representative’s Warrant and Placement Agent’s Warrant, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Representative’s Warrant and Placement Agent’s Warrant, of the Company may cause the Representative’s Warrant and Placement Agent’s Warrant to be exercisable for more shares of Common Stock than the number that remain authorized but unissued; and (f) we have assumed the Exercise Price (as defined in the Representative’s Warrant and Placement Agent’s Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

5.	Warrant Shares. The shares of Common Stock underlying the Warrants, the Option Warrants, the Representative’s Warrant, and the Placement Agent’s Warrant (the “Warrant Shares”) have been duly authorized and reserved for issuance, and upon proper exercise and payment therefor as contemplated by the terms of the Warrants, Option Warrants, the Warrant Agent Agreement, the Representative’s Warrant, or the Placement Agent’s Warrant, as applicable, and assuming that there is a sufficient number of authorized and unissued shares of Common Stock at the time of the Warrant, Option Warrant, Representative’s Warrant, or Placement Agent’s Warrant exercise, when and if issued, the Warrant Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are expressed solely with respect to the Delaware General Corporation Law and, as to the Units and the Warrants constituting valid and legally binding obligations of the Company, solely with respect to the Laws of the State of New York. We do not express any opinion as to any other laws. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Common Stock, the Option Shares, the Warrants, the Option Warrants, the Representative’s Warrant, the Placement Agent’s Warrant, and the Warrant Shares.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Respectfully Submitted,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC